UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2013

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of stockholders for Nephros, Inc. (the “Company”) was held on May 13, 2013.

At the meeting, the Company’s stockholders elected two members to the Company’s Board of Directors for a term expiring at the annual meeting of stockholders in 2016, as follows:

Member	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
John C. Houghton	4,792,161	52,567	5,000,809
Paul A. Mieyal	4,776,449	68,279	5,000,809

At the meeting, the Company’s stockholders also ratified the appointment of Rothstein Kass as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld	Abstentions	Broker Non-Votes
9,230,287	39,199	576,051	0

At the meeting, the Company’s stockholders also approved the increase in the number of shares authorized for issuance under the Nephros, Inc. 2004 Stock Incentive Plan by 2,509,283 shares, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld	Abstentions	Broker Non-Votes
4,610,598	232,733	1,397	5,000,809

At the meeting, the Company’s stockholders also cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld	Abstentions	Broker Non-Votes
4,564,046	228,437	52,245	5,000,809

At the meeting, the Company’s stockholders also cast a non-binding advisory vote to approve a frequency of once every two years for future non-binding advisory votes on the compensation of the Company’s named executive officers, as follows:

Number of Shares Voted For	Number of Shares Against or Withheld	Abstentions	Broker Non-Votes
4,642,585	169,668	32,475	5,000,809

On an advisory basis, the Company’s stockholders indicated their approval of the Board’s recommendation to hold a non-binding advisory vote on the Company’s executive compensation once every two years. The Company has determined that it will hold another non-binding advisory vote on executive compensation at the Company’s 2014 annual meeting and will also provide stockholders with an opportunity to indicate their preference for the frequency of future non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: May 14, 2013		Gerald J. Kochanski
Chief Financial Officer